Exhibit 99.1

DIVERSIFIED HEALTHCARE TRUST

Introduction to Unaudited Pro Forma Condensed Consolidated Financial Statements

In March 2017, we entered into an agreement related to a joint venture for a property located in Boston, Massachusetts, or our joint venture, with an institutional investor. We received $261.0 million from that investor for a 45% equity interest in our joint venture, and we retained the remaining 55% equity interest.

On December 23, 2021, we sold a 35% equity interest in our joint venture from our 55% equity interest for $378.0 million to a second unrelated third party institutional investor. Following the sale, we continue to own a 20% equity interest in our joint venture. Pursuant to the agreement governing our revolving credit facility, or our credit agreement, the net cash proceeds to us from this transaction will be held as restricted cash. Effective as of the date of this sale, the results of operations of our joint venture will be deconsolidated and our remaining 20% equity interest will be accounted for using the equity method.

The unaudited pro forma condensed consolidated balance sheet at September 30, 2021 reflects our financial position as if the transaction described in the notes to the unaudited condensed consolidated pro forma financial statements was completed on September 30, 2021. The unaudited pro forma condensed consolidated statements of income (loss) for the nine months ended September 30, 2021 and the year ended December 31, 2020 present our results of operations as if the transaction described in the notes to the unaudited condensed consolidated pro forma financial statements was completed on January 1, 2020.

These unaudited pro forma condensed consolidated financial statements should be read in connection with our unaudited financial statements for the nine months ended September 30, 2021, included in our Quarterly Report on Form 10-Q filed on November 3, 2021 with the Securities and Exchange Commission, or the SEC, and our audited financial statements for the year ended December 31, 2020, included in our Annual Report on Form 10-K filed on February 25, 2021 with the SEC.

These unaudited pro forma condensed consolidated financial statements are provided for informational purposes only. Our financial position and results of operations may be significantly different than what is presented in these unaudited pro forma condensed consolidated financial statements. In the opinion of our management, all adjustments necessary to reflect the effects of the transaction described in the notes to the unaudited pro forma condensed consolidated financial statements have been included.

Adjustments have been made to the unaudited pro forma condensed consolidated balance sheet and the unaudited pro forma condensed consolidated statements of income (loss) to reflect factually supportable items that are directly attributable to this transaction, and with respect to the unaudited pro forma condensed consolidated statements of income (loss), are expected to have a continuing impact on our financial results.

DIVERSIFIED HEALTHCARE TRUST

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

September 30, 2021

(dollars in thousands, except share data)

	Historical	Sale of Interest	Deconsolidation	Pro Forma
		(A)	(B)
Assets
Real estate properties:
Land	$793,555	$—	$(52,644)	$740,911
Buildings and improvements	6,760,990	—	(783,572)	5,977,418
Total real estate properties, gross	7,554,545	—	(836,216)	6,718,329
Accumulated depreciation	(1,841,172)	—	145,833	(1,695,339)
Total real estate properties, net	5,713,373	—	(690,383)	5,022,990

Cash and cash equivalents	794,739	—	252	794,991
Restricted cash	16,698	373,832	(13,800)	376,730
Investment in joint venture	—	216,540	—	216,540
Acquired real estate leases and other intangible assets, net	252,629	—	(199,913)	52,716
Other assets, net	288,609	—	(27,597)	261,012
Total assets	$7,066,048	$590,372	$(931,441)	$6,724,979

Liabilities and Equity
Revolving credit facility	$800,000	$—	$—	800,000
Senior unsecured notes, net	2,805,154	—	—	2,805,154
Secured debt and finance leases, net	689,044	—	(618,377)	70,667
Accrued interest	47,234	—	(1,520)	45,714
Assumed real estate lease obligations, net	61,335	—	(58,645)	2,690
Other liabilities	253,624	—	(12,001)	241,623
Total liabilities	4,656,391	—	(690,543)	3,965,848

Commitments and contingencies

Equity:
Equity attributable to common shareholders:
Common shares of beneficial interest, $.01 par value	2,390	—	—	2,390
Additional paid in capital	4,615,162	130,123	(130,123)	4,615,162
Cumulative net income	1,722,039	460,249	—	2,182,288
Cumulative distributions	(4,040,709)	—	—	(4,040,709)
Total equity attributable to common shareholders	2,298,882	590,372	(130,123)	2,759,131
Noncontrolling interest:
Total equity attributable to noncontrolling interest	110,775	—	(110,775)	—
Total equity	2,409,657	590,372	(240,898)	2,759,131
Total liabilities and equity	$7,066,048	$590,372	$(931,441)	$6,724,979

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

DIVERSIFIED HEALTHCARE TRUST

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME (LOSS)

For the Nine Months Ended September 30, 2021

(amounts in thousands, except per share data)

	Historical	Sale of Interest	Deconsolidation	Pro Forma
		(C)	(D)
Revenues:
Rental income	$306,555	$—	$(81,581)	$224,974
Residents fees and services	739,926	—	—	739,926
Total revenues	1,046,481	—	(81,581)	964,900

Expenses:
Property operating expenses	818,096	—	(20,995)	797,101
Depreciation and amortization	202,743	—	(35,159)	167,584
General and administrative	25,538	—	(2,211)	23,327
Acquisition and certain other transaction related costs	15,179	—	—	15,179
Impairment of assets	(174)	—	—	(174)
Total expenses	1,061,382	—	(58,365)	1,003,017

Gain on sale of properties	30,838	—	—	30,838
Gains and losses on equity securities, net	(26,943)	—	—	(26,943)
Interest and other income	19,849	—	—	19,849
Interest expense	(192,241)	—	16,848	(175,393)
Loss on early extinguishment of debt	(2,410)	—	—	(2,410)
Loss from continuing operations before income tax expense and equity in earnings of an investee	(185,808)	—	(6,368)	(192,176)
Income tax expense	(1,024)	—	—	(1,024)
Equity in earnings of an investee	—	1,142	—	1,142
Net (loss) income	(186,832)	1,142	(6,368)	(192,058)
Net income attributable to noncontrolling interest	(4,238)		4,238	—
Net (loss) income attributable to common shareholders	$(191,070)	$1,142	$(2,130)	$(192,058)

Weighted average common shares outstanding (basic and diluted)	237,905			237,905

Per common share amounts (basic and diluted):
Net loss attributable to common shareholders	$(0.80)			$(0.81)

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

DIVERSIFIED HEALTHCARE TRUST

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME (LOSS)

For the Year Ended December 31, 2020

(amounts in thousands, except per share data)

	Historical	Sale of Interest	Deconsolidation	Pro Forma
		(E)	(F)
Revenues:
Rental income	$427,215	$—	$(107,644)	$319,571
Residents fees and services	1,204,811	—	—	1,204,811
Total revenues	1,632,026	—	(107,644)	1,524,382

Expenses:
Property operating expenses	1,236,357	—	(27,703)	1,208,654
Depreciation and amortization	270,147	—	(46,887)	223,260
General and administrative	30,593	—	(2,944)	27,649
Acquisition and certain other transaction related costs	814	—	—	814
Impairment of assets	106,972	—	—	106,972
Total expenses	1,644,883	—	(77,534)	1,567,349

Gain on sale of properties	6,487	—	—	6,487
Gains and losses on equity securities, net	34,106	—	—	34,106
Interest and other income	18,221	—	(20)	18,201
Interest expense	(201,483)	—	22,586	(178,897)
Gain on lease termination	22,896	—	—	22,896
Loss on early extinguishment of debt	(427)	—	—	(427)
Loss from continuing operations before income tax expense and equity in earnings of an investee	(133,057)	—	(7,544)	(140,601)
Income tax expense	(1,250)	—	—	(1,250)
Equity in earnings of an investee	—	1,334	—	1,334
Net (loss) income	(134,307)	1,334	(7,544)	(140,517)
Net income attributable to noncontrolling interest	(5,146)	—	5,146	—
Net (loss) income attributable to common shareholders	$(139,453)	$1,334	$(2,398)	$(140,517)

Weighted average common shares outstanding (basic and diluted)	237,739			237,739

Per common share amounts (basic and diluted):
Net loss attributable to common shareholders	$(0.59)			$(0.59)

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

DIVERSIFIED HEALTHCARE TRUST

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands)

Unaudited Pro Forma Condensed Consolidated Balance Sheet at September 30, 2021 Adjustments

(A)	As of September 30, 2021, we owned a 55% equity interest in our joint venture. The adjustments represent the effect of our sale on December 23, 2021 of a 35% equity interest in our joint venture from our 55% equity interest to an institutional investor for approximately $373,832 net of closing costs and the proceeds of that sale being held by us as restricted cash, pursuant to our credit agreement, as if that sale occurred on September 30, 2021. We have adjusted retained earnings to recognize an estimated gain of $460,249. Effective as of the date of the sale, we continue to own a 20% equity interest in our joint venture.

(B)	The adjustments represent the elimination of the assets, liabilities and noncontrolling interest related to the deconsolidation of our joint venture.

Unaudited Pro Forma Condensed Consolidated Statement of Income (Loss) for the nine months ended September 30, 2021 Adjustments

(C)	The adjustments represent pro forma equity in earnings of an investee representing our pro forma 20% equity interest in our joint venture for the nine months ended September 30, 2021.

(D)	The adjustments represent the historical income and expenses relating to our joint venture as of and for the nine months ended September 30, 2021 which are being removed as a result of the deconsolidation of our joint venture. The decrease in general and administrative expenses primarily represents the removal of the historical asset management fee paid by a subsidiary of our joint venture to The RMR Group LLC, or RMR LLC, as a result of the deconsolidation of our joint venture. The asset management agreement between the subsidiary of our joint venture and RMR LLC will continue to remain in effect, but the asset management fees paid under that agreement will not be included in our consolidated results.

Unaudited Pro Forma Condensed Consolidated Statement of Income (Loss) for the year ended December 31, 2020 Adjustments

(E)	The adjustments represent pro forma equity in earnings of an investee representing our pro forma 20% equity interest in our joint venture for the year ended December 31, 2020.

(F)	The adjustments represent the historical income and expenses relating to our joint venture as of and for the year ended December 31, 2020 which are being removed as a result of the deconsolidation of our joint venture. The decrease in general and administrative expenses primarily represents the removal of the historical asset management fee paid by a subsidiary of our joint venture to RMR LLC as a result of the deconsolidation of our joint venture. The asset management agreement between the subsidiary of our joint venture and RMR LLC will continue to remain in effect, but the asset management fees paid under that agreement will not be included in our consolidated results.